Exhibit 99.1
TOM CHOLNOKY
Project GO Investor Conference Call Script
DRAFT 10 — June 12, 2011
[Title slide]
Good morning, and welcome to our conference to discuss the merger of equals between Transatlantic Holdings and Allied World Assurance. A press release announcing the transaction was issued yesterday afternoon and can be accessed on either the Investor Information page of Transatlantic’s corporate Web site at www.transre.com, or the Investor Relations section of Allied World’s Web site at www.awac.com. There is also a slide presentation that will be useful in participating in today’s call. The presentation is available for download on each company’s Web site.
     Leading today’s call will be Bob Orlich, President and Chief Executive Officer of Transatlantic; Scott Carmilani, President and Chief Executive Officer of Allied World, and Mike Sapnar, Chief Operating Officer of Transatlantic. A number of other members of the TransAllied team are here as well, and after the prepared comments, we will open the call for questions.

TOM CHOLNOKY
     In addition, comments made on today’s call may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current assumptions and opinions concerning a variety of known and unknown risks. Actual results may differ materially from those contained in or suggested by such forward looking statements. Both Transatlantic’s and Allied World’s filings with the Securities and Exchange Commission contain descriptions of the business environments in which the companies operate and the important factors, risks and uncertainties that may affect their businesses and financial results.
     Finally, please note that the following communication is not an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. We urge investors and security holders to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed transaction. In addition, Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these participants can be found in Transatlantic and Allied World’s most recent proxy statements filed with the SEC and additional information regarding their interests will be contained in the joint proxy statement/prospectus to be filed by Transatlantic and Allied World.
     With that, I will turn the call over to Bob Orlich.

BOB ORLICH
[Title slide]
Thanks Tom. Good morning and thanks for joining us on short notice.
     Yesterday evening we announced a merger of equals transaction combining Transatlantic Holdings and Allied World Assurance. The deal will form a new and vibrant competitor, TransAllied Group Holdings, a global specialty insurance and reinsurance provider operating on six continents and managing $8.5 billion in total capital.
     We all see this transaction as a home run for each company individually, but it’s a grand slam for the combined entity. Our respective global franchises in insurance and reinsurance will continue operating as usual, but packaged together we are better positioned to leverage our respective strengths in key markets globally, especially in Europe and in emerging markets. TransAllied will be one of the best capitalized players among its peer group, and we gain tremendous flexibility in managing that capital. We also greatly increase our business diversity, by geography, business line and mix. And finally, the Company will be very well positioned to drive shareholder value creation both on the revenue and expense sides.
     As noted in the press release, Scott Carmilani, Allied World’s CEO, will be leading TransAllied as President and CEO, with Transatlantic’s

BOB ORLICH
Mike Sapnar serving as President and CEO of the global reinsurance business. As for me, this transaction accomplishes everything I have set out to do to position Transatlantic optimally for future success. This is a terrific deal, and it marks a very satisfying conclusion to my 25-year career at Transatlantic. In the near term I will be partnering with Scott, Mike and the rest of our team as we work to close the deal in the coming months, after which I look forward to handing the leadership reins to the next generation.
     Thank you, and now I am going to turn the call over to Scott.

SCOTT CARMILANI
[Title slide]
Thanks Bob. It’s really been a pleasure working with you as we put this transaction together over the last few months. You’ve built a great company at Transatlantic and we are delighted to be partnering with your team as we create a new competitive force in the global marketplace for specialty insurance and reinsurance.
     I am excited to be leading TransAllied Group Holdings. The transaction is compelling on many levels, and the entity we are creating has great potential to drive shareholder value. Mike and I are going to cover the transaction benefits and share with you some of the insights behind why we are putting these companies together and what we think we can achieve. After that we look forward to your questions.
     As Tom indicated in his introduction, we are using a slide presentation today. Let’s get started on slide 2 by recapping the deal terms...
[Slide 1: Safe Harbor (click through, no comment)]

SCOTT CARMILANI
[Slide 2: Transaction Overview]
•	This is a stock-for-stock deal that’s structured as a merger of equals. We have fixed the exchange ratio at .88 Allied World shares for each Transatlantic share.

•	On a pro forma, fully diluted basis Transatlantic investors will own approximately 58% of the combined entity, and Allied World’s investors will own 42%. Allied World is the acquiring company for legal purposes and Transatlantic is the acquiror for accounting purposes.

•	The combined entity will operate under a holding company structure — the holding company will be called TransAllied Group and will retain Allied World’s Swiss domicile. However, we will continue to operate our separate insurance and reinsurance businesses under the Allied World and Transatlantic banners. Both brand names have great value in their respective markets and we want to leverage that strength.

•	Our management teams match up really well in terms of skill sets and experience. I have long admired the team at Transatlantic and I feel very good about how our respective teams are going to come together. We have some details on the group towards the end of our remarks.

SCOTT CARMILANI
•	The pro forma annual dividend will be Allied World’s current dividend of $1.50 per share, keeping us competitive with the industry in that regard.

•	Finally, we are targeting a Q4 closing pending shareholder approval and other customary approvals.

•	Turning to slide 3....

SCOTT CARMILANI
[Slide 3: Combination of Industry Leading Companies]
•	For those who might not be familiar with one or both of us, we have provided a snapshot.

•	Transatlantic is a leading global specialty reinsurer as evidenced by their 24 offices around the world, with particular strength in medical malpractice, professional liability and property catastrophe. They wrote over $4 billion in gross premiums in 2010 and bring $5 billion in capital to the merged entity. This is a company that has a long track record of profitability — they’ve grown their tangible book value per share 12% annually on a compounded basis since their IPO 21 years ago.

•	For Allied World’s side, we are a leading specialty insurer and reinsurer globally, with nearly $3.5 billion in capital, $1.8 billion in gross premiums, and a diverse product mix. We have strong platforms in the U.S., Bermuda, Europe, Hong Kong and Singapore as well as our Lloyd’s syndicate. We have grown our tangible book value per share over 16 and a half percent compounded annually since our IPO in 2006, among the best five-year performances in the business.

SCOTT CARMILANI
•	Both Transatlantic and Allied World are terrific companies. But as TransAllied we think we’ll have the opportunity to reach an entirely new level:
o	We’ll be one of the largest players on a total capital basis focused on the global specialty insurance and reinsurance markets.

o	We’ll be run by a management team that combines the best of both companies’ strong underwriting and risk management cultures.
•	And the headline numbers say a lot: over $5 billion in gross premiums, $21 billion in invested assets and $8.5 billion in capital, plus excellent financial strength ratings from the ratings agencies.

SCOTT CARMILANI
[Slide 4: Compelling Rationale]
•	On slide 4 we lay out the transaction rationale behind the deal. This slide is the key to understanding why we’re excited about the creation of TransAllied.

•	By combining forces we get everything a global insurer and reinsurer needs for a marketplace that is evolving in a dynamic way: scale, size, diversity and capital flexibility. In so doing we create a global player with a full suite of products and broad distribution capabilities.

•	These franchises are very complementary — in fact, even where it might look like we are in the same business, we are really not. An example is medical malpractice, where we are both strong, but where Transatlantic has historically focused on the physicians treaty market, Allied World has built a primary book focused on hospitals AND other medical facilities.

•	As a final important point on what changes with this combination, we will enjoy great flexibility in how we allocate our capital across markets and business opportunities.

•	We are also preserving what’s great about the two companies on a standalone basis: our respective insurance and reinsurance franchises; our shared commitment to operating efficiency; and

SCOTT CARMILANI
our excellent financial strength ratings. In preparing for the announcement we sat down with each of the rating agencies. Last week S&P upgraded Allied World’s financial strength rating to A, and we feel pretty good about the anticipated ratings for the new holding company as well. We’ve already heard from one rating agency and we expect the others to formally comment on the transaction later today.

•	Integration risk in this deal is limited. For starters, we think Allied World has a pretty good track record at integrating deals successfully. Both companies are very careful in evaluating merger partners, with a strong emphasis on cultural fit. Both Allied World and Transatlantic have a strong bias toward underwriting discipline and risk management. We also use similar information systems, including our reinsurance underwriting platform and our corporate accounting system. And there is limited overlap in our underwriting businesses.

•	So, with a compelling business model and what we think is limited integration risk as the backdrop, it’s exciting to think about what we can do going forward.

•	First and foremost, TransAllied will immediately be in a position to allocate capital more efficiently. Property cat is a prime example.

SCOTT CARMILANI
•	We’ll also generate significant operating and structural synergies, on the order of $50 million in the first year and $80 million on a run-rate, after-tax basis thereafter.

•	Over time, the benefits of the deal become even more compelling as we execute an active capital management strategy, strengthen our market position, and grow the book of business efficiently and profitably. At the same time we also enjoy opportunities to optimize the overall investment portfolio.

•	So that gives you a good idea of why this transaction presents such a great opportunity. Now I am delighted to introduce Mike Sapnar, who will be leading our global reinsurance business. I have known Mike for many years and it’s going to be a terrific partnership. Mike is going to share with you some more detail and insights around the power of this combination. Mike, over to you.

MIKE SAPNAR
[Slide 5: Industry Leading Global Insurer and Reinsurer]
•	Thanks Scott. I want to echo your comments — this is an exciting day for our two companies and I am really looking forward to working with you and the entire TransAllied team as we build what I believe will be a truly strong organization.

•	Let’s turn to slide 5.

•	Our combined footprint is impressive. We’ll span 6 continents, 39 offices and of our approximately 1300 people, nearly 500 will be dedicated to non-US businesses.

•	With this global reach and on-the-ground presence in key markets, we’ll have the ability to write business at the source, leveraging local market knowledge and relationships. This capability enables us to identify and seize opportunities ahead of our competitors, especially in emerging markets.

•	Most importantly the structural flexibility we are creating in the deal will give us the ability to allocate capital to the highest return geographies.

MIKE SAPNAR
[Slide 6: Leading Specialty Insurer and Reinsurer]
•	Looking at page 6, the combined company offers an attractive book of business, with half our business focused on specialty lines. Transatlantic is a leader in D&O, E&O and med mal, and is a significant player in property cat. Allied World is a leading primary specialty insurer in healthcare facilities and professional liability.

•	With the significant capital base we’ll enjoy, TransAllied has the opportunity to optimize and grow its property cat book — which is a potentially significant source of earnings power in the future.

•	So in total, 80% of our business will be specialty casualty and property, and the balance will be a selective book of traditional casualty.

•	Let’s go to the next slide.

MIKE SAPNAR
[Slide 7: A Balanced Duration of Risk]
•	TransAllied will offer an attractive mix of liability duration in our book, with nearly half our business in short-tail categories like property, surety & credit, and accident & health.

•	Another third of our book is in the medium tail range — that’s predominantly our larger specialty casualty lines including professional liability and medical malpractice. The bulk of this business is written on a claims-made basis. The treaty book is managed proactively with loss ratio caps, sliding scale commissions and warranties.

•	On the long tail side, there’s limited exposure to workers’ comp and commercial auto.

•	Overall, this balanced liability duration allows for a more flexible investment strategy.

•	Next slide...

MIKE SAPNAR
[Slide 8: Strong Industry Position]
•	Our combined capital of $8.5 billion puts us in a very competitive position right out of the gate.

•	It establishes TransAllied as a first port of call for any opportunities that become available.

•	It increases our financial and risk capacity, which benefits our company, our clients and our shareholders.

•	And, it makes us a market leader with producers across industry cycles. In a soft market, size gives you more clout and options.

MIKE SAPNAR
[Slide 9: Highly Complementary Fit]
•	The next slide shows you just how neatly the two companies fit together.

•	Transatlantic gets a number of key benefits: primary paper, an EU passport, structural flexibility, a Lloyd’s syndicate, and the added business diversity we have already discussed.

•	On the Allied World side, the benefits are scale in the international reinsurance market, access to direct reinsurance distribution, and exposure to key business lines like A&H and surety & credit.

•	Together, as Scott has touched on, both sides should benefit from scale and diversity, the strength of the combined management team and the ability to potentially expand our property cat business.

MIKE SAPNAR
[Slide 10: Strong Combined Balance Sheet]
•	Let’s take a look at some of the key financial aspects of the combination, starting with the balance sheet on page 10.

•	TransAllied will have $21 billion in invested assets and $13 billion in net reserves. Total capital, net of goodwill, will be about $8.5 billion.

•	Our ratio of net premium to capital will be very attractive at about .6 to 1, highlighting our increased flexibility. As we have discussed we’ll be a very active manager of our capital as we leverage our scale, diversity and global presence to identify the best market opportunities.

MIKE SAPNAR
[Slide 11: Conservative Investment Portfolio]
•	Turning to page 11, TransAllied will have a large, financially healthy investment portfolio. Our $21 billion in invested assets is in excess of 3 times our combined shareholder equity.

•	Of the total portfolio, nearly $19 billion is in fixed income, of which more than 90% is rated A or better.

•	As we move forward we believe our increased size and structural flexibility provide us with opportunity to optimize the portfolio.

MIKE SAPNAR
[Slide 12: Strong Reserve Position]
•	The next slide speaks to our combined reserves. Another important positive of the deal is that both companies share the same conservative reserving philosophies. A few quick points:
O	About two thirds of our reserves will be in IBNR.

O	The blended liability duration for the two companies will be about 4 years.

O	And finally, each company retained an independent actuarial firm during the due diligence process to opine on the adequacy of our respective companies reserves.

MIKE SAPNAR
[Slide 13: Cat Losses at Low End of Peer Group]
•	I’d like to close my comments with a note about our property cat businesses on slide 13. Keeping with the theme of two companies that think alike in terms of underwriting discipline and risk management, you can see that we have benefitted from low volatility relative to industry peers in this category. Property cat is an area that has contributed meaningfully to both companies’ ROE over the years and this merger presents opportunities that we’ll be studying closely. We’ve performed a preliminary analysis of what the combined company’s PMLs would look like and we believe TransAllied will be in a good position to take advantage of opportunities we see in the marketplace.

•	With that, I’ll turn the call back over to Scott.

SCOTT CARMILANI
[Slide 14: Shareholder Value Drivers]
•	Great, thanks Mike.

•	Let’s wrap up with just a few key themes. The first is value creation.

•	We see four primary drivers:
O	One, the revenue opportunity that comes by pairing strong brands, scale, complementary businesses and the capital to leverage those advantages.

O	Two, structural flexibility. That starts with the ability to allocate our capital in the most efficient manner. We have a clear path to Solvency II compliance and we expect to have significant incremental excess capital to deploy for the benefit of shareholders. Both companies have a healthy track record of capital management. On a combined basis, we will have more flexibility to evaluate additional strategies.

O	The third driver is operating synergies. We’ll see significant savings across areas including public company reporting, duplicate vendors , executive comp and information systems, among others.

SCOTT CARMILANI
O	Taken together, the structural flexibility and operating synergies provided by the transaction will generate potentially $50 million in first year benefits, moving up to $80 million in 2013 and beyond.

O	Finally, this should be a relatively straightforward integration process. Our philosophies are similar, and our systems are too. We anticipate operating like one company pretty quickly.

SCOTT CARMILANI
[Slide 15: Attractive Financial Profile for All Shareholders]
•	On the next slide we take a look at the financial profile of the deal for shareholders.

•	This is a great transaction for both companies. Transatlantic shareholders receive a 16% premium and will see earnings accretion and ROE enhancement beginning in the first year, as well as a 50% increase in dividend by virtue of Allied World maintaining its $1.50 per share annual dividend.

•	For Allied World, tangible book value will be accretive in the 4-5% range and we forecast double digit earnings accretion in year one, with meaningful enhancement in ROE in excess of 150 basis points.

•	Next slide...

SCOTT CARMILANI
[Slide 16: Strong/Experienced Management Teams]
•	We mentioned earlier that this deal combines two great management teams and that’s represented here on slide 16. In our view this is a fantastic group of people with lots of depth and experience. I am looking forward to working with all of them.

SCOTT CARMILANI
[Slide 17: Strategic Combination Creates an Industry Leader Capable of Generating Significant Shareholder Value]
Turning to the last slide...
In summary, TransAllied offers a compelling story for our combined shareholder base, as well as for the business partners we work with and the clients we serve around the world. Upon closing we will have created an immediate industry leader, with significant scale, an unparalleled franchise, top-notch management and a significant capital base from which to operate.
          We believe you will agree that this is a combination that offers great potential for value creation. Thanks for listening, and now we will open it up for questions.

Additional Information about the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Transatlantic and Allied World that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risk. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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